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                                                         Exhibit Index on Page 5

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 January 1, 2002



                               VORNADO REALTY L.P.
             (Exact name of registrant as specified in its charter)




         DELAWARE               000-22685              13-392-5979
     (State or other         (Commission File         (IRS Employer
     jurisdiction of             Number)           Identification No.)
      incorporation)


                               Vornado Realty L.P.
                    888 7th Avenue, New York, New York 10019
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (212) 894-7000



                                       N/A
          (Former name or former address, if changed since last report)
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Item 2.     Acquisition or Disposition of Assets.

            On January 1, 2002, Vornado Realty L.P., a Delaware limited partnership (the "Operating Partnership") and a 78% owned subsidiary of Vornado Realty Trust, a Maryland real estate investment trust, through which Vornado Realty Trust conducts its business, and Charles E. Smith Commercial Realty L.P., a Delaware limited partnership ("CESCR"), consummated the merger between the Operating Partnership and CESCR as contemplated by the Agreement and Plan of Merger, dated as of October 18, 2001 (the "Merger Agreement"), by and among the Operating Partnership, Vornado Realty Trust, Vornado Merger Sub L.P., a Delaware limited partnership and wholly-owned subsidiary of the Operating Partnership ("Vornado Merger Sub"), CESCR, Charles E. Smith Commercial Realty L.L.C., a Delaware limited liability company, Robert H. Smith, individually, Robert P. Kogod, individually, and Charles E. Smith Management, Inc., a District of Columbia corporation. In accordance with the terms set forth in the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein, CESCR merged with Vornado Merger Sub, with CESCR continuing as the surviving limited partnership (the "Merger"). As a result of the Merger, CESCR is now a wholly-owned subsidiary of the Operating Partnership.

            At the Effective Time of the Merger (as defined in the Merger Agreement), each issued and outstanding Class A Unit of CESCR was converted into the right to receive 0.7898 of a Class A Unit of the Operating Partnership for an aggregate of approximately 15,612,831 Class A Units of the Operating Partnership. 609,756 of such Class A Units of the Operating Partnership issued in the Merger will be held in escrow, subject to certain indemnification provisions as further described in the Merger Agreement.

            Before the consummation of the Merger, the Operating Partnership, through its subsidiaries, held a 34% interest in CESCR, and Michael D. Fascitelli, President of Vornado Realty Trust and a member of the board of trustees of Vornado Realty Trust (the "Vornado Board"), was also a member of the board of managers of Charles E. Smith Commercial Realty L.L.C., the sole general partner of CESCR. At the Effective Time of the Merger, the Vornado Board was expanded by two members, and Robert H. Smith and Robert P. Kogod, each of whom was a member of the board of managers of Charles E. Smith Commercial Realty L.L.C. prior to the



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consummation of the Merger, were appointed by the Vornado Board to fill the two newly created vacant seats.

            Prior to the consummation of the Merger, CESCR owned and managed approximately 12.9 million square feet of office properties in Northern Virginia, Maryland and Washington, D.C. and managed an additional 5.8 million square feet of office and other commercial properties in the Washington, D.C. metropolitan area. Vornado Realty Trust and the Operating Partnership intend to continue to use the assets of CESCR for the foregoing business purposes.

Item 7(a).  Financial Statements of Businesses Acquired.

            The financial statements required by this Item 7(a) will be set forth as part of a Form 8-K/A that Vornado Realty L.P. will file within the period permitted by Item 7(a)(4) of Form 8-K.

Item 7(b).  Pro Forma Financial Information.

            The financial statements required by this Item 7(b) will be set forth as part of a Form 8-K/A that Vornado Realty L.P. will file within the period permitted by Item 7(a)(4) of Form 8-K.

Item 7(c).  Exhibits.

2.1 Agreement and Plan of Merger, dated as of October 18, 2001, by and among Vornado Realty Trust, Vornado Merger Sub L.P., Charles
      E. Smith Commercial Realty L.P., Charles E. Smith Commercial Realty L.L.C., Robert H. Smith, individually, Robert P. Kogod, individually, and Charles E. Smith Management, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K dated January 1, 2002 of Vornado Realty Trust (File No. 001-11954), filed on January 16, 2002).

99.1 Press Release, dated January 3, 2002, of Vornado Realty Trust (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K dated January 1, 2002 of Vornado Realty Trust (File No. 001-11954), filed on January 16, 2002).



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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              VORNADO REALTY L.P.
                                 (Registrant)

                              By:  Vornado Realty Trust,
                                   as general partner


                              By:  /s/ JOSEPH MACNOW
                                 --------------------------------
                                 Name:   Joseph Macnow
                                 Title:  Executive Vice President--
                                         Finance and Administration,
                                         Chief Financial Officer


Date: January 16, 2002
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                                  EXHIBIT INDEX


2.1 Agreement and Plan of Merger, dated as of October 18, 2001, by and among Vornado Realty Trust, Vornado Merger Sub L.P., Charles E. Smith Commercial Realty L.P., Charles E. Smith Commercial Realty L.L.C., Robert H. Smith, individually, Robert P. Kogod, individually, and Charles E. Smith Management, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K dated January 1, 2002 of Vornado Realty Trust (File No. 001-11954), filed on January 16, 2002).

99.1 Press Release, dated January 3, 2002, of Vornado Realty Trust (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K dated January 1, 2002 of Vornado Realty Trust (File No. 001-11954), filed on January 16, 2002).

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